Exhibit 10.6

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of August 25, 2005, and entered into by and among CitiSteel USA, Inc. (the “Company”), H.I.G. Steelco Holdings, Inc. (“Holdings”), the subsidiaries of the Company listed on the signature pages hereof (the “Company Subsidiaries”), U.S. Bank National Association, in its capacity as agent, including its successors and assigns from time to time (the “Revolving Credit Agent”) under the Revolving Credit Agreement, and The Bank of New York, in its capacity as trustee under the Indenture, including its successors and assigns from time to time (in such capacity, the “Trustee”) and as collateral agent under the Indenture, including its successors and assigns from time to time (in such capacity, the “Collateral Agent”) under the Indenture. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the Revolving Credit Lenders, and the Revolving Credit Agent have entered into that certain Financing Agreement, dated as of August 25, 2005, providing for a revolving credit facility (as amended, restated, supplemented or otherwise modified, from time to time, the “Initial Revolving Credit Agreement”) in favor of the Company;

The Company has issued, or will issue, senior secured floating rate notes due 2010 (the “Initial Notes”) under an indenture dated as of August 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, each Guarantor (as defined in the Indenture), the Trustee and the Collateral Agent;

In order to induce the Revolving Credit Agent and the Revolving Credit Lenders to consent to the Grantors incurring the Note Obligations and granting the Liens to the Collateral Agent and in order to induce the Trustee, the Collateral Agent and the Noteholders to consent to the Grantors incurring the Revolving Credit Obligations and granting the Liens to Revolving Credit Agent, the Revolving Credit Agent, on behalf of the Revolving Credit Lenders, and the Trustee and the Collateral Agent, on behalf of the Noteholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period, which begins on the day that the Revolving Credit Agent provides the Collateral Agent with the notice of its election to request access pursuant to Section 3.3(b) below and ends on the earliest of (i) the 120th day after the Revolving Credit Agent obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the Collateral located on such Mortgaged Premises following Enforcement plus such number of days, if any, after the Revolving Credit Agent obtains such access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (ii) the date on which all or substantially all of the Revolving Credit Primary Collateral located on such Mortgaged Premises is sold, collected or liquidated, (iii) the date on which the Discharge of Revolving Credit Obligations occurs, or (iv) the date on which the Revolving Credit Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Agent or the Collateral Agent, as applicable, or waived in writing.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Agent and/or the Revolving Credit Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the Revolving Credit Agent and the Collateral Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Cincinnati, Ohio are authorized or required by law to close.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Primary Collateral or Note Primary Collateral.

“Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Commodities Agreement” means any present or future futures contract, option contract or similar agreement or arrangement, each of which is for the purpose of hedging the commodity risk associated with one or more Grantor’s operations.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Copyright Licenses” means any and all present and future agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” means all present and future United States and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefore, (ii) all rights corresponding thereto throughout the world, and (iii) all rights to sue for past, present and future infringements thereof.

“Currency Agreement” means any present or future foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with one or more Grantor’s operations.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of Note Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Note Documents and constituting Note Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted); and

(b) payment in full in cash of all other Note Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted);

(b) payment in full in cash of all other Revolving Credit Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Enforcement” means, collectively or individually for one or both of the Revolving Credit Agent and the Collateral Agent, when a Revolving Credit Default or Note Default, as the case may be, has occurred and is continuing, to enforce or attempt to enforce any right to repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose or realize its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any material amount of Collateral whether by judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents, the Note Documents or under any applicable law, by self-help repossession, by set-off, by notification to account obligors of any Grantor, or otherwise but in all cases excluding (i) the establishment of borrowing base reserves or collateral ineligibles, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, and (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided, however, the foregoing exclusion set forth in clause (ii) shall immediately cease to apply upon the earliest of (x) the Revolving Credit Agent’s delivery of written notice to the Company that such exclusion no longer applies, (y) the lapse of ten (10) consecutive Business Days in which no “Revolving Loans” are made and no “Letters of Credit” are issued (in each case, as defined in the Revolving Credit Agreement) during such time period a Revolving Credit Default has occurred and is continuing, and (z) the termination of the Revolving Credit Commitments pursuant to the Revolving Credit Agreement.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Note Default has occurred and is continuing, by either Revolving Credit Agent or the Collateral Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the Note Obligations, as the case may be, and requesting the current balance of the Revolving Credit Obligations or Note Obligations, as the case may be, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the Revolving Credit Agent or the Collateral Agent of an Enforcement Notice from the other until the earliest of (i) in the case of an Enforcement Period commenced by the Collateral Agent, the Discharge of Note Obligations, (ii) in the case of an Enforcement Period commenced by Revolving Credit Agent, the Discharge of Revolving Credit Obligations, (iii) the Revolving Credit Agent or the Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period, or (iv) the date on which the Revolving Credit Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Agent or the Collateral Agent, as applicable, or waived in writing.

“Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, “fixtures” (as defined in the UCC) and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located, now or hereafter existing, including any fixtures.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, Holdings, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver a Revolving Credit Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof).

“Hedge Agreements” means any Interest Rate Agreement, Commodities Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the Revolving Credit Agreement or otherwise in the ordinary course of one or more Grantor’s businesses.

“Holdings” has the meaning assigned to that term in the Recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or the Indenture, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Notes” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Interest Rate Agreement” means any present or future interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with one or more Grantor’s operations.

“Inventory” means all present and future “inventory” (as defined in Article 9 of the UCC) including, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory; all goods constituting inventory in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all such goods which are returned to or repossessed by any Grantor, all computer programs embedded in any such goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Subsidiary Stock.

“Lender Counterparty” means each Revolving Credit Lender or any Affiliate of a Revolving Credit Lender counterparty to a Hedge Agreement (including any Person who is a Revolving Credit Lender (and any Affiliate thereof) but subsequently, after entering into a Hedge Agreement, ceases to be a Revolving Credit Lender), including, without limitation, each such Affiliate that enters into a joinder agreement with the Revolving Credit Agent.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maximum Note Debt Amount” is defined in the definition of Note Obligations.

“Maximum Revolving Credit Debt Amount” is defined in the definition of Revolving Credit Obligations.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage and/or a Revolving Credit Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders, the Trustee and the Collateral Agent under the Note Documents.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the purchase agreements entered thereunder with respect to issuance of the Notes, and the Collateral Agreements (as defined in the Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other Note Obligation, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Note General Intangibles” means all General Intangibles which are not Revolving Credit General Intangibles.

“Noteholders” means the “Holders” under and as defined in the Indenture.

“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents; provided that the principal amount and stated amount of loans and letters of credit under the Notes shall not, at the time incurred, exceed (a) $172,000,000 minus (b) the amount of any mandatory payments of the principal amount of the Note Obligations, including as a result of any mandatory redemptions, repurchases, defeasance or reacquisitions of the Note Obligations, exclusive of interest, fees, reasonable expenses, Protective Advances, and indemnity obligations (the “Maximum Note Debt Amount”). “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Primary Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Primary Collateral, including, without limitation all: (a) Equipment; (b) Real Estate Assets; (c) Intellectual Property; (d) Note General Intangibles; (e) Investment Property other than Investment Property constituting Revolving Credit Primary Collateral pursuant to clause (d) of the definition of Revolving Credit Primary Collateral; (f) documents of title related to Equipment; (g) all letter-of-credit rights arising out of or related to any of the property or interests in property described in this definition; (h) letters of credit transferred to the Collateral Agent or any Noteholder, or with respect to which the proceeds thereof have been assigned to the Collateral Agent or any Noteholder, or on which the Collateral Agent or any Noteholder is named as beneficiary, in each case arising out of or related to the property or interests in property described in this definition; (i) Records, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and (j) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes” means, collectively, (a) the Initial Notes and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Revolving Credit Claimholders, the Note Claimholders or any of them or their respective Affiliates, in each case under the Revolving Credit Loan Documents, the Note Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing, including, without limitation, the “Obligations”, as defined in the Revolving Credit Agreement, and the “Indebtedness”, as defined in the Indenture, under the Notes.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to from time to time on schedules to Revolving Credit Security Documents or Note Security Documents, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, and (v) all rights to sue for past, present and future infringements thereof.

“Patent Licenses” means all present and future agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the Revolving Credit Agreement or the Notes, as the case may be, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Revolving Credit Agreement or the Notes, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults not permitted by Sections 5.3(a), (c) and (d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Protective Advances” means amounts expended by the Revolving Credit Claimholders or the Note Claimholders to protect or enforce rights in the Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Revolving Lenders” means the “Required Lenders” (as defined in the Revolving Credit Agreement).

“Revolving Credit Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“Revolving Credit Agreement” means collectively, (a) the Initial Revolving Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Revolving Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders and the Revolving Credit Agent under the Revolving Credit Loan Documents.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Commitments” means the “Commitments” (as defined in the Revolving Credit Agreement).

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit General Intangibles” means all General Intangibles (other than Intellectual Property) pertaining to the other items of property included within clauses (a), (b), (c), (d), (f) and (g) of the definition of Revolving Credit Primary Collateral, including, without limitation, all contingent rights with respect to warranties on Inventory or Accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC).

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Loan Documents.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement and the Loan Documents (as defined in the Revolving Credit Agreement), including Hedge Agreements entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Revolving Credit Obligations or under which rights or remedies with respect to any such Liens are governed.

“Revolving Credit Obligations” means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, including Hedge Agreements entered into with any Lender Counterparty; provided that the principal amount and stated amount of loans and letters of credit under the Revolving Credit Agreement shall not, at the time incurred, exceed (a) $20,000,000 minus (b) the amount of any mandatory permanent reductions in the Revolving Commitments exclusive of interest, fees, reasonable expenses, Protective Advances, indemnity obligations and obligations under Hedge Agreements (the “Maximum Revolving Credit Debt Amount”). “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Revolving Credit Primary Collateral” means all now owned or hereafter acquired Revolving Credit Collateral which constitutes: (a) Accounts, other than “payment intangibles” (as defined in Article 9 of the UCC) which constitute identifiable proceeds of Note Primary Collateral; (b) all Inventory or documents of title for any Inventory; (c) Hedge Agreements; (d) Deposit Accounts, Investment Property constituting (i) proceeds of Revolving Credit Primary Collateral, (ii) Securities Accounts (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) and (iii) the stock of the Company, Instruments and Chattel Paper; provided, however, that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of Note Primary Collateral or other identifiable proceeds of Note Primary Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 3.5 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Note Primary Collateral; (e) Revolving Credit General Intangibles; (f) all letter-of-credit rights arising out of or related to any of the property or interests in property described in this definition or which are otherwise included in the Borrowing Base (as defined in the Revolving Credit Agreement); (g) letters of credit transferred to the Revolving Credit Agent or any Revolving Credit Lender, or with respect to which the proceeds thereof have been assigned to the Revolving Credit Agent or any Revolving Credit Lender, or on which the Revolving Credit Agent or any Revolving Credit Lender is named as beneficiary, in each case arising out of or related to the property or interests in property described in this definition or which are otherwise included in the Borrowing Base (as defined in the Revolving Credit Agreement); (h) credit insurance with respect to any Accounts; (i) Records, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and (j) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Revolving Credit Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Secured Parties” means the Revolving Credit Claimholders and the Note Claimholders.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Stock” means all present and future equity securities of Subsidiaries of the Company and Holdings which are Subsidiaries.

“Trademark Licenses” means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” means all present and future United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) all extensions or renewals of any of the foregoing, (ii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (iii) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill.

“Trade Secret Licenses” means any and all present and future agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” means all present and future trade secrets and other confidential or proprietary information and know-how, regardless of whether such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to the right to sue for past, present and future misappropriation or other violation of any Trade Secret.

“Trustee” has the meaning assigned to that term in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means, with respect to: (a) the Note Primary Collateral (exclusive of the Note Primary Collateral located on each applicable parcel of the Mortgaged Premises for which an Access Period has commenced under Section 3.3), the period, after the commencement of an Enforcement Period by the Revolving Credit Agent, which begins on the day that the Revolving Credit Agent provides the Collateral Agent with an Enforcement Notice and ends on the earliest of (i) the 120th day after the Revolving Credit Agent obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Note Primary Collateral following Enforcement plus such number of days, if any, after the Revolving Credit Agent obtains physical access to such Note Primary Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Note Primary Collateral, (ii) the date on which all or substantially all of the Revolving Credit Primary Collateral is sold, collected or liquidated, (iii) the date on which the Discharge of Revolving Credit Obligations occurs, or (iv) the date on which the Revolving Credit Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Agent or waived in writing.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of Ohio (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

II. LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law, or the Revolving Credit Loan Documents or the Note Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Note Obligations or any other circumstance whatsoever, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders and the Collateral Agent, on behalf of itself and the Note Claimholders hereby agree that:

(a) any Lien of the Revolving Credit Agent on the Revolving Credit Primary Collateral securing the Revolving Credit Obligations up to the Maximum Revolving Credit Debt Amount, whether such Lien is now or hereafter held by or on behalf of the Revolving Credit Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Credit Primary Collateral securing any Note Obligations; and

(b) any Lien of the Collateral Agent on the Note Primary Collateral securing the Note Obligations up to the Maximum Note Debt Amount, whether such Lien is now or hereafter held by or on behalf of the Collateral Agent, any Note Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Note Primary Collateral securing any Revolving Credit Obligations.

2.2 Prohibition on Contesting Liens. Each of the Collateral Agent, for itself and on behalf of each Note Claimholder, and the Revolving Credit Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Note Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either Agent or any Revolving Credit Claimholder or Note Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3 No New Liens. So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Note Obligations has occurred, subject to Article VI hereof, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Note Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any Revolving Credit Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Note Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Revolving Credit Agent on behalf of the Revolving Credit Claimholders and the Collateral Agent, on behalf of Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Revolving Credit Collateral and the Note Collateral be identical. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the Revolving Credit Agent or the Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral and the Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Note Documents; and

(b) that the Revolving Credit Security Documents and the Note Security Documents and guarantees for the Revolving Credit Obligations and the Note Obligations, subject to Section 5.3(b), shall be in all material respects the same forms of documents in respect of the extent of the Collateral securing the respective Obligations (but for this Agreement) and the remedies in respect thereof.

III. ENFORCEMENT.

3.1 Exercise of Remedies — Restrictions on the Collateral Agent and the Note Claimholders.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to Article VI hereof, the Collateral Agent and the Note Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Primary Collateral (including the exercise of any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Agent or any Note Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Collateral Agent declared the existence of a Note Default and demanded the repayment of all the principal amount of any Note Obligations; and (ii) the date on which the Revolving Credit Agent received notice from the Collateral Agent of such declarations of a Note Default; provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Agent or any Note Claimholder exercise any rights or remedies with respect to the Revolving Credit Primary Collateral if, notwithstanding the expiration of the 180 day period, the Revolving Credit Agent or Revolving Credit Claimholders shall have, within such 180 day period, commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Collateral Agent) (the period during which the Collateral Agent and the Note Claimholders may not pursuant to this Section 3.1(a)(1) exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Primary Collateral, the “Note Standstill Period”);

(2) will not contest, protest, object to or hinder any foreclosure proceeding or action brought by the Revolving Credit Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Primary Collateral, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Primary Collateral, whether under the Revolving Credit Loan Documents or otherwise;

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement with respect to the Revolving Credit Primary Collateral;

(4) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c) and 6.3(c)(1), waive any and all rights the Note Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Agent or Revolving Credit Claimholders is adverse to the interest of the Note Claimholders; and

(5) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c) and 6.3(c)(1), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Agent or the Revolving Credit Claimholders with respect to the Revolving Credit Primary Collateral as set forth in this Agreement and the Revolving Credit Loan Documents;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any proceeds resulting from actions taken by the Revolving Credit Agent or any Revolving Credit Claimholder with respect to the

Revolving Credit Primary Collateral in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Primary Collateral without any consultation with or the consent of the Collateral Agent or any Note Claimholder; provided, however, that the Lien securing the Note Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations in accordance with the Revolving Credit Loan Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Primary Collateral, the Revolving Credit Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Primary Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Collateral Agent and any Note Claimholder may:

(1) file a claim or statement of interest with respect to the Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Revolving Credit Primary Collateral, or the rights of the Revolving Credit Agent or any of the Revolving Credit Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but, prior to the expiration of the Note Standstill Period, not enforce) its Lien on any of the Revolving Credit Primary Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the Revolving Credit Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Note Obligations and the Note Primary Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(1).

The Collateral Agent, on behalf of itself and the Note Claimholders, agrees that it will not take or receive any Revolving Credit Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Collateral Agent and the Note Claimholders with respect to the Revolving Credit Primary Collateral is to hold a Lien on such Collateral pursuant to the Note Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) [Reserved.]

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.5 and Article 6, the Collateral Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Note Primary Collateral, in each case, in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that any Note Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Note Obligations are subject to this Agreement.

(f) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Collateral Agent or any Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Collateral Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off with respect to Revolving Credit Primary Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

3.2 Exercise of Remedies — Restrictions on the Revolving Credit Agent and Revolving Credit Claimholders.

(a) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to Article VI hereof, the Revolving Credit Agent and the Revolving Credit Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Note Primary Collateral (including the exercise of any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Revolving Credit Agent or any Revolving Credit Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Revolving Credit Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect any Access Period or Use Period);

(2) will not contest, protest, object to or hinder any foreclosure proceeding or action brought by the Collateral Agent or any Note Claimholder or any other exercise by the Collateral Agent or any Note Claimholder of any rights and remedies relating to the Note Primary Collateral, including any sale, lease, exchange, transfer or other disposition of the Note Primary Collateral, whether under the Note Documents or otherwise subject to the Collateral Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Collateral Agent or the Note Claimholders from bringing or pursuing any Enforcement with respect to the Noteholder Primary Collateral;

(4) Subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, 3.5, and 6.3(c)(2), waive any and all rights the Revolving Credit Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or the Note Claimholders seek to enforce or collect the Note Obligations or the Liens securing the Note Obligations granted in any of the Note Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or Note Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

(5) Subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, 3.5, and 6.3(c)(2), acknowledge and agree that no covenant, agreement or restriction contained in the Revolving Credit Security Documents or any other Revolving Credit Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the

Collateral Agent or the Note Claimholders with respect to the Note Primary Collateral as set forth in this Agreement and the Note Documents;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the Revolving Obligations of the Revolving Claimholders shall attach to any proceeds resulting from actions taken by the Collateral Agent or any Note Claimholder with respect to the Note Primary Collateral in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Note Obligations.

(b) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Collateral Agent and the Note Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Note Primary Collateral by the respective Grantors after a Note Default) determinations regarding the release, disposition, or restrictions with respect to the Note Primary Collateral without any consultation with or the consent of the Revolving Credit Agent or any Revolving Credit Claimholder subject to the Collateral Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Lien securing the Revolving Credit Obligations shall remain on the proceeds (other than those properly applied to the Note Obligations in accordance with the Note Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Note Primary Collateral, the Collateral Agent and the Note Claimholders may enforce the provisions of the Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Collateral Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Note Primary Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Revolving Credit Agent and any Revolving Credit Claimholder may:

(1) file a claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Note Primary Collateral, or the rights of the Collateral Agent or any of the Note Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Note Primary Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders, including any claims secured by the Note Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement; and

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and the Revolving Credit Primary Collateral.

The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Note Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Note Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4, 3.5, 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Agent and the Revolving Credit Claimholders with respect to the Note Primary Collateral is to hold a Lien on such Collateral pursuant to the Revolving Credit Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Note Obligations has occurred.

(d) [Reserved.]:

(e) Except as otherwise specifically set forth in Sections 3.2(a) and (d) and 3.5 and Article 6, the Revolving Credit Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Revolving Credit Primary Collateral, in each case, in accordance with the terms of the Revolving Credit Loan Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Note Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

(f) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the Revolving Credit Agent or any Revolving Credit Claimholders of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Credit Agent or any Revolving Credit Claimholders of rights or remedies as a secured creditor (including set-off with respect to Note Primary Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Collateral Agent or the Note Claimholders may have against the Grantors under the Note Documents.

3.3 Exercise of Remedies — Collateral Access Rights.

(a) The Revolving Credit Agent and the Collateral Agent agree not to commence Enforcement until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and 3.2 above either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the Revolving Credit Claimholders or Note Claimholders, as the case may be, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b) If the Collateral Agent, or any agent or representative of the Collateral Agent, or any receiver, shall, in connection with any Enforcement, obtain possession or physical control of any of the Mortgaged Premises, the Collateral Agent shall promptly notify the Revolving Credit Agent in writing of that fact, and the Revolving Credit Agent shall, within ten (10) Business Days thereafter, notify the Collateral Agent in writing as to whether the Revolving Credit Agent desires to exercise access rights under this Agreement. In addition, if the Revolving Credit Agent, or any agent or representative of the Revolving Credit Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Note Primary Collateral located on any premises other than a Mortgaged Premises or control over any intangible Note Primary Collateral, following the delivery to the Collateral Agent of an Enforcement Notice, then the Revolving Credit Agent shall promptly notify the Collateral Agent that the Revolving Credit Agent is exercising its access rights under this Agreement and its rights under Section 3.4. Upon delivery of such notice under either circumstance by the Revolving Credit Agent to the Collateral Agent, the parties shall confer in good faith to coordinate with respect to the Revolving Credit Agent’s exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period may apply to each such property.

(c) Upon delivery of notice to the Collateral Agent as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the Revolving Credit Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Note Primary Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Primary Collateral, including the production, completion, packaging and other preparation of such Revolving Credit Primary Collateral for sale or disposition. During any such Access Period, the Revolving Credit Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Primary Collateral, as well as to engage in bulk sales of Revolving Credit Primary Collateral. The Revolving Credit Agent shall take proper care of any Note Primary Collateral that is used by the Revolving Credit Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Revolving Credit Agent or its agents, representatives or designees and the Revolving Credit Agent shall comply with all applicable laws in connection with its use or occupancy of the Note Primary Collateral. The Revolving Credit Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Collateral Agent and the Note Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the Revolving Credit Agent and the Revolving Credit Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the Revolving Credit Primary Collateral therefrom. The Revolving Credit Agent and the Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Collateral Agent to show the Note Primary Collateral to prospective purchasers and to ready the Note Primary Collateral for sale.

(d) If any order or injunction is issued or stay is granted which prohibits the Revolving Credit Agent from exercising any of its rights hereunder, then at the Revolving Credit Agent’s option, the Access Period granted to the Revolving Credit Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If the Collateral Agent shall foreclose or otherwise sell or dispose of any of the Note Primary Collateral during the Access Period, the Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Note Primary Collateral subject to the terms of this Agreement; provided that, notwithstanding such foreclosure, sale or other disposition by the Collateral Agent, it will be the Collateral Agent’s obligation to ensure that the Revolving Credit Agent and the Revolving Credit Claimholders shall continue to be able to exercise their rights under this Section 3.3 and Section 3.4 during the Access Period or Use Period, as applicable.

(e) The Revolving Credit Agent and the Revolving Credit Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4 Exercise of Remedies — Intellectual Property Rights/Access to Information. The Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Note Primary Collateral) to use, upon the occurrence and during the continuation of a Revolving Credit Default, all of the Note Primary Collateral, including any computer or other data processing Equipment and Intellectual Property, to collect all Accounts, to copy, use, or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property at any time in connection with its Enforcement; provided, however, the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Note Primary Collateral shall immediately expire upon the end of (1) the Access Period applicable to such Note Primary Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Note Primary Collateral not located on any Mortgaged Premises.

3.5 Exercise of Remedies — Set-Off and Tracing of and Priorities in Proceeds. The Collateral Agent, for itself and on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Collateral Agent or any Note Claimholder exercises its rights of set-off against any Grantors’ Deposit Accounts, Securities Accounts or other assets, the amount of such set-off shall be deemed to be the Revolving Credit Primary Collateral to be held and distributed pursuant to Section 4.3; provided, however, that the foregoing shall not apply to any set-off by the Collateral Agent against any Note Primary Collateral to the extent applied to payment of Note Obligations. The Revolving Credit Agent, for itself and on behalf of the Revolving Claimholders, and the Collateral Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the Revolving Claimholders and the Note Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of Revolving Credit Obligations occurs, the Collateral Agent and the Note Claimholders each hereby consents to the application, prior to the issuance of an Enforcement Notice by the Collateral Agent, of cash or other proceeds of Collateral, deposited under Account Agreements to the repayment of Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided that this consent shall not apply if the Revolving Credit Agent has actual knowledge that such proceeds result from the sale or other disposition of Note Primary Collateral.

IV. PAYMENTS.

4.1 Application of Proceeds.

(a) So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by either Agent or any Revolving Credit Claimholders or Note Claimholders, shall be applied by the Revolving Credit Agent to the Revolving Credit Obligations in such order, if any, as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Agent shall deliver to the Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Agent to the Note Obligations in such order as specified in the Note Security Documents.

(b) So long as the Discharge of Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Note Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by either Agent or any Note Claimholders or Revolving Credit Claimholders, shall be applied by the Collateral Agent to the Note Obligations in such order as specified in the relevant Note Documents. Upon the Discharge of Note Obligations, the Collateral Agent shall deliver to the Revolving Credit Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Credit Agent to the Revolving Credit Obligations in such order as specified in the Revolving Credit Security Documents.

4.2 Payments Over in Violation of Agreement. So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Note Claimholders or Revolving Credit Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Note Claimholders or the Revolving Credit Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Note Claimholders or Revolving Credit Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations and Discharge of Note Obligations.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents and (b) the Collateral Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

V. OTHER AGREEMENTS.

5.1 Releases.

(a) (i) If, in connection with the exercise of the Revolving Credit Agent’s rights or remedies in respect of any Collateral as provided for in Sections 3.1(b) or 6.9(a), the Revolving Credit Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the Note Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Collateral Agent, for itself or on behalf of any such Note Claimholders, promptly shall execute and deliver to the Revolving Credit Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Agent or such Grantor may request to effectively confirm such release.

(ii) If, in connection with the exercise of the Collateral Agent’s rights or remedies in respect of any Collateral as provided for in Sections 3.2(b) or 6.9(b), the Collateral Agent, for itself or on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Note Primary Collateral, then the Liens, if any, of the Revolving Credit Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4, including the Collateral Agent’s obligation to ensure that the Revolving Credit Agent and Revolving Credit Claimholders shall be able to exercise their rights under Sections 3.3 and 3.4 during the Access Period or Use Period, as applicable, shall continue. The Revolving Credit Agent, for itself or on behalf of any such Revolving Credit Claimholders, promptly shall execute and deliver to the Collateral Agent or such Grantor such termination statements, releases and other documents as the Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Loan Documents and the Note Documents (other than in connection with the exercise of the respective Agent’s rights and remedies in respect of the Collateral as provided for in Sections 3.1 and 3.2), (i) the Revolving Credit Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Note Default, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the Note Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, or (ii) the Collateral Agent, for itself or on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Note Primary Collateral, in each case other than (A) in connection with the Discharge of Note Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Agent, for itself or for the benefit of the Revolving Credit Claimholders, on such Collateral (or, if such Collateral includes Subsidiary Stock, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released. The Revolving Credit Agent and the Collateral Agent, each for itself and on behalf of any such Revolving Credit Claimholders or Note Claimholder, as the case may be, promptly shall execute and deliver to the other Agent or such Grantor such termination statements, releases and other documents as the other Agent or such Grantor may reasonably request to effectively confirm such release.

(c) Until the Discharge of Revolving Credit Obligations and Discharge of Note Obligations shall occur, the Revolving Credit Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Collateral Agent, for itself and on behalf of the Note Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of Revolving Credit Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the Revolving Credit Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for itself and for the Revolving Credit Claimholders or Note Claimholders, as the case may be.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of Revolving Credit Obligations has occurred, and subject to the rights of the Grantors under the Note Security Documents, to the Collateral Agent for the benefit of the Note Claimholders to the extent required under the Note Security Documents and then, to the extent no Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Collateral Agent or any Note Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to Revolving Credit Primary Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Note Documents, (i) the Collateral Agent and the Note Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Note Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Note Documents shall be paid to the Collateral Agent for the benefit of the Note Claimholders pursuant to the terms of the Note Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the

Discharge of Note Obligations has occurred, and subject to the rights of the Grantors under the Revolving Credit Security Documents, to the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders to the extent required under the Revolving Credit Security Documents and then, to the extent no Revolving Credit Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Revolving Credit Agent or any Revolving Credit Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to Note Primary Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments to Revolving Credit Loan Documents and Note Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the Revolving Credit Loan Documents and Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Revolving Credit Obligations and the Note Obligations may be Refinanced, in each case, without notice to, or the consent of the Collateral Agent or the Note Claimholders, or the Revolving Credit Agent or the Revolving Credit Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Collateral Agent and the Note Claimholders or the Revolving Credit Agent and the Revolving Credit Claimholders, as the case may be, to the terms of this Agreement. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement.

(b) Subject to Sections 5.3(c) and 5.3(d), the Revolving Credit Agent and the Collateral Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the Revolving Credit Documents and Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of the Collateral Agent, the Revolving Credit Agent and the Revolving Credit Claimholders will not agree to any amendment to or modification of, or consent to any waiver of departure from the Revolving Credit Loan Documents, whether in a Refinancing or otherwise, which: (i) (A) increases the highest stated Applicable LIBOR Rate Margin, Applicable Prime Rate Margin or Applicable LOC Fee (each as defined in the Revolving Credit Agreement) described in Section 3.2.5 of the Revolving Credit Agreement or (B) changes the definitions of “Prime Rate” or “LIBOR Rate” (each as defined in the Revolving Credit Agreement) to incorporate a stated margin over the applicable floating reference rate (after any stated reserve adjustments in either such definition) by more than, in each case, 200 basis points above that which is in force under the Revolving Credit Agreement as in effect on the date of this

Agreement, except, in each case, in connection with the imposition of a default rate of interest in accordance with the terms of the Revolving Credit Agreement as in effect on the date of this Agreement, (ii) changes any scheduled date upon which payments of interest on the Revolving Credit Obligations are due to an earlier date, or changes the final maturity date of the Revolving Loans (as defined in the Revolving Credit Agreement) to an earlier date except, in either case, as a result of the occurrence of a Revolving Credit Default, including any right of acceleration as a result thereof, (iii) changes or adds any event of default or any negative covenant with respect to the Revolving Credit Obligations in a manner which is more adverse to the Note Claimholders or more restrictive to the Company, Holdings or its Subsidiaries, unless such amendment or modification to any negative covenant, or the addition of any event of default, is made in the Note Documents in direct response and corresponds to an adverse amendment or modification to any covenant, or the addition of any event of default, to the Revolving Credit Loan Documents (in which case the Company, Holdings and their Subsidiaries shall, at the request of the Collateral Agent, agree to such amendment or modification of the appropriate Note Documents); provided, that in the case of any such amendment or modification to any financial covenant in the Note Documents, the relative difference between such covenant, if any, as reflected in the Note Documents and the Revolving Credit Loan Documents as of the date hereof shall be maintained, and in no event shall be more restrictive, and the addition of any event of default to the Indenture shall be consistent with any event of default added to the Revolving Credit Agreement, (iv) changes or adds any consensual encumbrance or restriction of any kind on the express ability of the Company, Holdings or any of their Subsidiaries to pay any Note Obligations beyond that provided for in the Revolving Credit Loan Documents as in effect on the date hereof, (v) allows or provides for the amount of the Revolving Credit Obligations to exceed the Maximum Revolving Credit Debt Amount, or (vi) alters any provision of any section of the Revolving Credit Loan Documents specifically referred to in this Agreement to extent this Agreement is affected by such Section.

(d) Without the consent of the Revolving Credit Agent, the Collateral Agent and the Note Claimholders will not agree to any amendment to or modification of, or consent to any waiver of departure from, the Note Documents, whether in a Refinancing or otherwise, which: (i) (A) increases the interest rate on the Notes or (B) changes the definitions of “LIBOR” (as defined in the Indenture), to incorporate a stated margin over the applicable floating reference rate (after any stated reserve adjustments in either such definition) by more than, in each case, 200 basis points above that which is in force under the Indenture as in effect on the date of this Agreement, except, in each case, in connection with the imposition of a default rate of interest in accordance with the terms of the Indenture as in effect on the date of this Agreement, (ii) changes any scheduled date upon which payments of principal or interest on the Note Obligations are due to an earlier date (including changing the final maturity date of the Notes to an earlier date) or changes or adds to the mandatory payment, prepayment or repurchase provisions of the Indenture, as in effect on the date of this Agreement, in a manner that increases the amount of, or requires additional or accelerated, prepayments or repurchases, except, in either case, as a result of the occurrence of a Note Default, including any right of acceleration as a result thereof, (iii) changes or adds any event of default or any negative covenant with respect to the Note Obligations in a manner which is more adverse to the Revolving Credit Claimholders or more restrictive to the Company, Holdings or their Subsidiaries, unless such amendment or modification to any negative covenant, or the addition of any event of default, is made in the Revolving Credit Loan Documents in direct response and corresponds to an adverse amendment or modification to any covenant, or the addition of any event of default, to the Note Documents (in which case the Company, Holdings and their Subsidiaries shall, at the request of the Revolving Credit Agent, agree to such amendment or modification of the appropriate Revolving Credit Loan Documents), (iv) changes or adds any consensual encumbrance or restriction of any kind on the express ability of the Company, Holdings or any of their Subsidiaries to pay any Revolving Credit Obligations beyond that provided for in the Note Documents as in effect on the date hereof, (v) allows or provides for the amount of the Note Obligations to exceed the Maximum Note Debt Amount, or (vi) alters any provision of any section of the Note Documents specifically referred to in this Agreement to extent this Agreement is affected by such Section.

5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements, being the “Pledged Collateral”) as (i) in the case of the Revolving Credit Agent, the collateral agent for the Revolving Credit Claimholders under the Revolving Credit Loan Documents or, in the case of the Collateral Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Collateral Agent and the Note Claimholders hereby appoint the Revolving Credit Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company, Holdings and their Subsidiaries. The Revolving Credit Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Collateral Agent and the Note Claimholders under each Account Agreement and that any proceeds received by the Revolving Credit Agent under any Account Agreement shall be applied in accordance with Section IV.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any Revolving Credit Claimholder, or to any Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or proceeds thereof upon a Discharge of Revolving Credit Obligations or Discharge of Note Obligations, as the case may be, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any Revolving Credit Claimholders or any Note Claimholder.

(d) Upon the Discharge of Revolving Credit Obligations or the Discharge of Note Obligations, as the case may be, the Agent under the credit facility which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of Revolving Credit Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent under the credit facility, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Primary Collateral, as if the Liens of the Collateral Agent and Note Claimholders did not exist, and (ii) so long as the Discharge of Note Obligations has not occurred, the Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Note Documents, but only to the extent that such Collateral constitutes Note Primary Collateral, as if the Liens of the Revolving Credit Agent and Revolving Credit Claimholders did not exist.

(f) U.S. Bank National Association (“U.S. Bank”), in its capacity as the depository institution at which the Deposit Accounts listed on Schedule 1 hereto are maintained (the “Control Deposit Accounts”), Collateral Agent and the Grantors agree that U.S. Bank, in such capacity, will comply with instructions originated by the Collateral Agent directing disposition of any funds in the Control Deposit Accounts without further consent by the Grantors; provided that the Collateral Agent may not give any such instruction until the Discharge of Revolving Credit Obligations has occurred and at the time of such instructions a Note Default has occurred and is continuing and the Collateral Agent has delivered a certification to U.S. Bank that such Note Default has occurred and is continuing. Notwithstanding the foregoing, nothing in this Section 5.4(f) shall obligate U.S. Bank to maintain, and U.S. Bank shall have the right to terminate at any time, the Control Deposit Accounts on behalf of any Grantor. Except for acting on Grantor’s instructions in violation of an instruction of the Collateral Agent as provided above, U.S. Bank shall have no responsibility or liability to the Note Claimholders for complying with instructions concerning the Control Deposit Accounts from Grantors or Grantor’s authorized representatives. U.S. Bank shall have no responsibility or liability to Grantors for complying with instructions from the Collateral Agent, and shall have no responsibility to investigate the appropriateness of any such instruction, even if Grantors notify U.S. Bank that Collateral Agent is not legally entitled to originate any such instruction. The Note Claimholders (exclusive of the Trustee and the Collateral Agent) and the Grantors hereby agree to indemnify and hold harmless U.S. Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Section 5.4(f) or any action taken or not taken pursuant hereto, except to the extent caused by U.S. Bank’s gross negligence or willful misconduct or Bank’s breach of any of the provisions hereof.

5.5 When Discharge of Revolving Credit Obligations and Discharge of Note Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Note Obligations, the Company thereafter enters into any Permitted Refinancing of any Revolving Credit Obligation or Note Obligation as the case may be, then such Discharge of Revolving Credit Obligations or the Discharge of Note Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Note Obligations), and, from and after the date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as Revolving Credit Obligations or Note Obligations for all purposes of this Agreement, as the case may be, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Agent or the Collateral Agent, as the case may be, under such new Revolving Credit Loan Documents or Note Documents, as the case may, be shall be the Revolving Credit Agent or the Collateral Agent, as the case may be, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new Revolving Credit Loan Documents or new Note Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), the other Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to the other Agent and the Revolving Credit Claimholders or the Note Claimholders, as the case may be, to be bound by the terms of this Agreement.

VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues. Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Revolving Credit Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Revolving

Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Collateral Agent, on behalf of itself and the Note Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is acceptable to the court presiding over such Insolvency or Liquidation Proceeding, (ii) the Collateral Agent and the Note Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Note Primary Collateral in a manner inconsistent with the terms of this Agreement, (iii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or a related document, (b) do not expressly require the liquidation of any material portion of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order (exclusive of any slow moving, obsolete, damaged or surplus Collateral), and (c) any Lien on the Note Primary Collateral to secure such DIP Financing is subordinate to the Lien of the Collateral Agent with respect thereto, and (iv) the amount of such DIP Financing together with the amount of the Revolving Credit Obligations does not exceed the Maximum Revolving Credit Debt Amount. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Collateral Agent will subordinate its Liens in the Revolving Credit Primary Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Agent or to the extent permitted by Section 6.3).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Collateral Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral, without the prior written consent of the Revolving Credit Agent, unless the Revolving Credit Agent has already filed a motion (which remains pending) for adequate protection with respect to its interest in such Revolving Credit Primary Collateral.

(b) Until the Discharge of Note Obligations has occurred, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Note Primary Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.3 and 3.4), without the prior written consent of the Collateral Agent, unless the Collateral Agent has already filed a motion (which remains pending) for adequate protection with respect to its interest in the Note Primary Collateral.

6.3 Adequate Protection.

(a) The Collateral Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Revolving Credit Agent or the Revolving Credit Claimholders for adequate protection with respect to the Revolving Credit Primary Collateral; or

(2) any objection by the Revolving Credit Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the Revolving Credit Agent or the Revolving Credit Claimholders claiming a lack of adequate protection.

(b) The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Collateral Agent or the Note Claimholders for adequate protection with respect to the Note Primary Collateral; or

(2) any objection by the Collateral Agent or the Note Claimholders to any motion, relief, action or proceeding based on the Collateral Agent or the Note Claimholders claiming a lack of adequate protection.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the Revolving Credit Primary Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Primary Collateral) in connection with any Cash Collateral use or DIP Financing, then the Collateral Agent, on behalf of itself or any of the Note Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Collateral Agent on Revolving Credit Primary Collateral; and

(2) in the event the Collateral Agent, on behalf of itself or any of the Note Claimholders, seeks or requests adequate protection in respect of Note Primary Collateral and such adequate protection is granted in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Note Primary Collateral), then the Collateral Agent, on behalf of itself and any of the Note Claimholders, agrees that the Revolving Credit Agent may also be granted a Lien on the same additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders, and the Revolving Credit Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that any Lien on such additional collateral securing the Revolving Credit Obligations shall be subordinated to the Liens on such collateral securing the Note Obligations, any such DIP Financing provided by the Revolving Credit Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Revolving Credit Claimholders as adequate protection, all on the same basis as the other Liens of the Revolving Credit Agent on Note Primary Collateral.

(d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Primary Collateral, nothing herein shall limit the rights of the Collateral Agent or the Note Claimholders from seeking adequate protection with respect to their rights in the Note Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Note Primary Collateral, nothing herein shall limit the rights of the Revolving Credit Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Revolving Credit Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any Revolving Credit Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Revolving Credit Obligations or the Note Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Note Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Note Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Credit Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the Revolving Credit Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6 Post-Petition Interest.

(a) Neither the Collateral Agent nor any Note Claimholder shall oppose or seek to challenge any claim by the Revolving Credit Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Collateral Agent on behalf of the Note Claimholders on the Collateral; provided that nothing contained in this Section 6.6(a) prohibits the Collateral Agent on behalf of the Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Note Primary Collateral in any Insolvency or Liquidation Proceeding if such Note Primary Collateral is the source of payment of post-petition interest, fees or expenses payable to the Revolving Credit Agent or any Revolving Credit Loan Claimholder.

(b) Neither the Revolving Credit Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Collateral Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Note Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Agent on behalf of the Revolving Credit Claimholders on the Collateral; provided that nothing contained in this Section 6.6(b) prohibits the Revolving Credit Agent on behalf of the Revolving Credit Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Revolving Credit Primary Collateral in any Insolvency or Liquidation Proceeding if such Revolving Credit Primary Collateral is the source of payment of post-petition interest, fees or expenses payable to the Collateral Agent or any Note Claimholder.

6.7 Waiver — 1111(b)(2) Issues.

(a) The Collateral Agent, for itself and on behalf of the Note Claimholders, waives any claim it may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Revolving Credit Primary Collateral in any Insolvency or Liquidation Proceeding.

(b) The Revolving Credit Agent, for itself and on behalf of the Revolving Credit Claimholders, waives any claim it may hereafter have against any Note Claimholder arising out of the election of any Note Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Note Primary Collateral in any Insolvency or Liquidation Proceeding.

6.8 Separate Grants of Security and Separate Classification. The Collateral Agent, for itself and on behalf of the Note Claimholders, and the Revolving Credit Agent for itself and on behalf of the Revolving Credit Claimholders, acknowledge and intend that: the grants of Liens pursuant to the Revolving Credit Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Revolving Credit Obligations and Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the Revolving Credit Primary Collateral or Note Primary Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-primary), the Revolving Credit Claimholders or the Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of primary Collateral for each of the Revolving Credit Claimholders and the Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-primary, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9 Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the Revolving Credit Agent’s and the Revolving Credit Claimholders’ rights under Section 3.1(b), neither the Collateral Agent nor any other Note Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Revolving Credit Primary Collateral that is supported by the Revolving Credit Claimholders, and the Collateral Agent and each other Note Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Revolving Credit Primary Collateral supported by the Revolving Credit Claimholders and to have released their Liens on such assets; provided that to the extent the proceeds of such Collateral are not applied to reduce Obligations the Collateral Agent shall retain a Lien on such proceeds in accordance with the terms of this Agreement.

(b) Without limiting the Collateral Agent’s and the Note Claimholders’ rights under Section 3.2(b), neither the Revolving Credit Agent nor any other Revolving Credit Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Note Primary Collateral that is supported by the Note Claimholders and made subject to Section 3.3(d), and the Revolving Credit Agent and each other Revolving Credit Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Note Primary Collateral supported by the Note Claimholders and to have released their Liens on such assets; provided that to the extent the proceeds of such Collateral are not applied to reduce Obligations the Revolving Credit Agent shall retain a Lien on such proceeds in accordance with the terms of this Agreement; provided further that the Revolving Credit Agent’s and the Revolving Credit Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

VII. RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Collateral Agent or any Note Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Collateral Agent, on behalf of itself and the Note Claimholders, acknowledges that it and the Note Claimholders have, independently and without reliance on the Revolving Credit Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Note Documents or this Agreement.

7.2 No Warranties or Liability. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Collateral Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Agent, on behalf of itself and the Note Claimholders, acknowledges and agrees that the Revolving Credit Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Agent and the Note Claimholders shall have no duty to the Revolving Credit Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Agent and the Revolving Credit Claimholders shall have no duty to the Collateral Agent or any of the Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the Revolving Credit Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the Revolving Credit Claimholders or the Note Claimholders to enforce any provision of this Agreement or any Revolving Credit Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, Revolving Credit Claimholder or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the Revolving Credit Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Loan Documents and Note Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the Revolving Credit Claimholders and the Note Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholder or the Note Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the Revolving Credit Loan Documents or the Note Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Agent and the Revolving Credit Claimholders and the Collateral Agent and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Loan Documents or any Note Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Note Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Note Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Collateral Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.

VIII. MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Note Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination and the Revolving Credit Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of itself and the Revolving Credit Claimholders or the Note Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving Credit Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Section 6.4; and

(b) with respect to the Collateral Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Collateral Agent or the Revolving Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4 Information Concerning Financial Condition of the Company and Their Subsidiaries. The Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, and the Collateral Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company, Holdings and their Subsidiaries and all endorsers and/or guarantors and other Grantors of the Revolving Credit Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Note Obligations. Neither the Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, nor the Collateral Agent and the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Credit Agent or any of the Revolving Credit Claimholders, on the one hand, or the Collateral Agent and the Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders or the Collateral Agent actually pays over to the Revolving Credit Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Note Claimholders and the Collateral Agent shall be subrogated to the rights of the Revolving Credit Agent and the Revolving Credit Claimholders; provided, however, that the Collateral Agent, on behalf of itself and the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Agent or the Note Claimholders that are paid over to the Revolving Credit Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), neither the Collateral Agent nor any of the Note Claimholders shall have any claim against any of the Revolving Credit Agent or the Revolving Credit Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Agent actually pays over to the Collateral Agent or the Note Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Agent shall be subrogated to the rights of the Collateral Agent and the Note Claimholders; provided, however, that the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Agent or the Revolving Credit Claimholders that are paid over to the Collateral Agent or the Note Claimholders pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), neither the Revolving Credit Agent nor any of the Revolving Credit Claimholders shall have any claim against any of the Collateral Agent or the Note Claimholders for any impairment of any subrogation rights herein granted to the Revolving Credit Claimholders.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN (I) THE STATE, COUNTY AND CITY OF NEW YORK OR (II) THE STATE OF OHIO, COUNTY OF HAMILTON, AND CITY OF CINCINNATI. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE REVOLVING CREDIT LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE REVOLVING CREDIT LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7 Notices. All notices to the Note Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Collateral Agent and the Revolving Credit Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Collateral Agent, on behalf of itself and the Note Claimholders under the Note Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Agent or the Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10 Specific Performance. Each of the Revolving Credit Agent and the Collateral Agent may demand specific performance of this Agreement. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, and the Collateral Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Agent or the Revolving Credit Claimholders or the Collateral Agent or the Note Claimholders, as the case may be.

8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Collateral Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement. The Revolving Credit Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Revolving Credit Claimholders to the terms of this Agreement.

8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Agents, the Revolving Credit Claimholders and the Note Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Agent and the Revolving Credit Claimholders, or as between the Grantors and the Collateral Agent and the Note Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Note Documents, respectively.

8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Agent and the Revolving Credit Claimholders on the one hand and the Collateral Agent and the Note Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Note Obligations as and when the same shall become due and payable in accordance with their terms.

8.16 Marshalling of Assets. The Collateral Agent hereby waives any and all rights to have the Revolving Credit Primary Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Revolving Credit Agent’s Liens. The Revolving Credit Agent hereby waives any and all rights to have the Note Primary Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Collateral Agent’s Liens.

8.17 Purchase Option. Without prejudice to the enforcement of the remedies of the Revolving Credit Claimholders, the Revolving Credit Claimholders agree that, at any time following the date on which the Required Revolving Lenders (or the Revolving Credit Agent on their behalf) have declared all or any part of the Revolving Credit Obligations to be due and payable prior to their stated maturity in accordance with the Revolving Credit Agreement, the Revolving Credit Claimholders will offer the Note Claimholders the option to purchase the aggregate amount of outstanding Revolving Credit Obligations at par (but without regard to any prepayment penalty or premium), without warranty or representation (other than that such lenders own the claims being sold, free and clear of liens or encumbrances created by them, but without regard to ultimate enforceability) or recourse. The Note Claimholders shall irrevocably accept or reject such offer within ten business days after the receipt thereof and the parties shall endeavor to close promptly (but in any event within twenty business days) following communication of any such acceptance. If the Note Claimholders accept such offer, it shall be exercised pursuant to an assignment agreement in the form attached to the Revolving Credit Agreement. If the Note Claimholders reject such offer, the Revolving Credit Claimholders shall have no further obligations pursuant to this Section and may take any further actions in their sole discretion in accordance with the Revolving Credit Documents and this Agreement. The Note Claimholders shall have no claim against any Revolving Credit Claimholder under this Section 8.17 for any action taken by any Revolving Credit Claimholder with respect to the Revolving Credit Obligations or any Collateral therefor prior to the exercise of the purchase of the Revolving Credit Obligations. As a condition to the effectuation of the purchase contemplated by this Section 8.17, the Trustee and Collateral Agent on behalf of the Note Claimholders shall provide a full and complete release (other than as a result of a breach of the above referenced representations that the lenders own the claims being sold, free and clear of liens or encumbrances created by them, but without regard to ultimate enforceability) of the Revolving Credit Claimholders in such form as the Revolving Credit Agent shall prescribe, releasing any claims, to the extent related to or arising out of Revolving Credit Obligations. Nothing in this Section 8.17 shall preclude the Revolving Credit Claimholders from selling or otherwise disposing of the Revolving Credit Obligations, or any portion thereof, to any third party, provided that such third party agrees to be bound by this Section 8.17.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Revolving Credit Agent

U.S. Bank National Association, as Revolving Credit Agent and, solely in connection with Section 5.4(f) hereof, as the depository institution of the Control Deposit Accounts

By:	/s/ Jeffrey A. Kessler
Name:	Jeffrey A. Kessler
Title:	Vice President

Notice Address:

425 Walnut Street, 14th Floor Location CN-OH-W14S Cincinnati, OH 45202 Attention: Ms. Suzanne E. Geiger, Senior Vice President
Mr. Jeffrey A. Kessler, Vice President Telephone: (513) 632-2170 and (513) 632-3271 Telecopy: (513) 632-2040

Signature Page to CitiSteel Intercreditor Agreement

Collateral Agent The Bank of New York,
as Collateral Agent

By:	/s/ Remo Reale
Name:	Remo Reale
Title:	Vice President

Notice Address:

The Bank of New York
101 Barclay Street – 8th Floor West
New York, NY 10286
Attention: Remo Reale, Vice President
Telephone: 212-815-2492
Telecopy: 212-815-5707

Trustee The Bank of New York, as Trustee

By:	/s/ Remo Reale
Name:	Remo Reale
Title:	Vice President

Notice Address:

The Bank of New York
101 Barclay Street – 8th Floor West
New York, NY 10286
Attention: Remo Reale, Vice President
Telephone: 212-815-2492
Telecopy: 212-815-5707

Signature Page to CitiSteel Intercreditor Agreement

Acknowledged and Agreed to by: CitiSteel USA, Inc.

By:	/s/ Allen G. Egner
Name:	Allen G. Egner
Title:	VP Finance

Notice Address:

4001 Philadelphia Pike
Claymont, Delaware19703 Attention: Allen Egner Telephone: (302) 792-5450 Telecopy: (302) 792-1195

CitiSteel PA, Inc.

By:	/s/ Allen G. Egner
Name:	Allen G. Egner
Title:	Secretary

Notice Address:

4001 Philadelphia Pike
Claymont, Delaware19703 Attention: Allen Egner Telephone: (302) 792-5450 Telecopy: (302) 792-1195

Signature Page to CitiSteel Intercreditor Agreement

H.I.G. Steelco Holdings, Inc.

By:	/s/ Jeffrey Bradley
Name:	Jeffrey Bradley
Title:	Chief Executive Officer

Notice Address:

4001 Philadelphia Pike
Claymont, Delaware19703 Attention: Allen Egner Telephone: (302) 792-5450 Telecopy: (302) 792-1195

S-4

Signature Page to CitiSteel Intercreditor Agreement